RELEASE AGREEMENT
This Release Agreement (this “Agreement”) is made and entered into as of January 26, 2017 (the “Effective Date”), by and among (i) AutoMD, Inc., a Delaware corporation (“AutoMD”), (ii) Muzzy-Lyon Auto Parts, Inc. (“Muzzy-Lyon”), Oak Investment Partners XI, Limited Partnership, Manheim Investments, Inc., Sol Khazani Living Trust and U.S. Auto Parts Network, Inc. (collectively, the “Investors”), and (iii) Federal-Mogul Motorparts Corporation (“Fed-Mogul”).
Recitals
Whereas, AutoMD and the Investors are parties to that certain Investor Rights Agreement, dated October 8, 2014 (the “Investor Rights Agreement”), which may be amended or modified upon the written consent of AutoMD and the holders of at least a majority of the then-outstanding Registrable Securities (as defined in the Investor Rights Agreement);
Whereas, AutoMD and the Investors are parties to that certain Voting Agreement, dated October 8, 2014 (the “Voting Agreement”), which may be amended or modified upon the written consent of AutoMD and the investors holding at least a majority of AutoMD’s common stock held by all investors;
Whereas, AutoMD and the Investors are parties to that certain Right of First Refusal Agreement and Co-Sale Agreement, dated October 8, 2014 (the “Co-Sale Agreement”), which may be amended or modified upon the written consent of AutoMD and the investors holding at least a majority of AutoMD’s common stock held by all investors;
Whereas, AutoMD and the Investors are parties to that certain Common Stock Purchase Agreement, dated October 8, 2014 (the “Purchase Agreement”, and together with the Investor Rights Agreement, Voting Agreement and Co-Sale Agreement, the “AutoMD Financing Documents”), which may be amended or modified upon the written consent of AutoMD and holders of at least a majority of the shares of AutoMD’s common stock purchased pursuant to the Purchase Agreement;
Whereas, AutoMD, Fed-Mogul and Muzzy-Lyon are parties to that certain Marketing Agreement, dated October 8, 2014 (the “Marketing Agreement”);
Whereas, concurrently with the execution of this Agreement, AutoMD, Fed-Mogul and Muzzy-Lyon are entering into a Redemption Agreement (the “Redemption Agreement”), pursuant to which AutoMD is repurchasing all of Muzzy-Lyon’s AutoMD common stock, and the parties thereto are providing general releases against the other; and
Whereas, in connection with the Redemption Agreement, AutoMD, the Investors and Fed-Mogul desire to enter into this Agreement for the purpose of (i) terminating Muzzy-Lyon’s rights and obligations under the AutoMD Financing Documents, (ii) terminating the Marketing Agreement, and (iii) providing a general release for the benefit of Fed-Mogul, Muzzy-Lyon and their affiliated entities.
Agreement
Now, Therefore, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, hereby agree as follows:
1.AutoMD Financing Documents. AutoMD and the Investors hereby agree that, effective immediately, all of Fed-Mogul’s and Muzzy-Lyon’s rights and obligations (whether accrued or contingent) under the AutoMD Financing Documents, as applicable, shall cease and be of no further force and effect, and each of the AutoMD Financing Documents is hereby amended to remove Muzzy-Lyon as a party to the AutoMD Financing Documents, effective immediately.
2.Marketing Agreement. AutoMD, Fed-Mogul and Muzzy-Lyon hereby agree that, effective immediately, the Marketing Agreement shall terminate in its entirety and be of no further force and effect and no provisions thereof shall survive the termination.
3.Release.
(a)AutoMD and the Investors other than Muzzy-Lyon, on behalf of themselves and their respective subsidiaries, parents, agents, legal representatives, predecessors, successors and assigns (collectively, the “Aggregate Releasing Parties”) hereby fully, finally, and completely releases each of Fed-Mogul, Muzzy-Lyon and the Other Releasing Parties (as defined in the Redemption Agreement), of and from any and all claims, actions, demands, and/or causes of action, of whatever kind or character, whether now known or unknown, arising from, relating to, or in any way connected with Muzzy-Lyon’s investment in AutoMD, AutoMD’s consummation of the Redemption (as defined in the Redemption Agreement) and any actions of AutoMD in connection therewith, the Investors’ rights under the AutoMD Financing Documents, and/or any other facts or events occurring on or before the Effective Date; provided, however, that AutoMD and the Investors (other than Muzzy-Lyon) are not releasing any claims for breach of this Agreement or the Redemption Agreement. AutoMD and the Investors other than Muzzy-Lyon, on behalf of themselves and the Aggregate Releasing Parties, waive and release Fed-Mogul, Muzzy-Lyon and the Other Releasing Parties (as defined in the Redemption Agreement) from each and every claim that this Agreement was procured by fraud or signed under duress or coercion so as to make this release not binding. Each of AutoMD and the Investors other than Muzzy-Lyon, on behalf of themselves and the Aggregate Releasing Parties, understand and agree that by signing this Agreement they are giving up the right to pursue legal claims that it may have against any of Fed-Mogul, Muzzy-Lyon and the Other Releasing Parties (as defined in the Redemption Agreement).
(b)The release set forth in this Section 3 is intended as a release of all claims against Fed-Mogul, Muzzy-Lyon and the Other Releasing Parties (as defined in the Redemption Agreement), whether now known or unknown. In furtherance thereof, each of AutoMD and the Investors other than Muzzy-Lyon, on behalf of themselves and the Aggregate Releasing Parties, expressly waives any right or claim of right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight, error or otherwise, been omitted from the terms of this Agreement. Each of AutoMD and the Investors other than Muzzy-Lyon, on behalf of themselves and the Aggregate Releasing Parties, makes this waiver with full knowledge of its rights, after consulting with legal counsel, and with specific intent to release both their known and unknown claims.
(c)Each of AutoMD and the Investors other than Muzzy-Lyon hereby represents and warrants that neither it nor any Aggregate Releasing Party has assigned or otherwise transferred to any other person or entity any interest in any claim, action, demand and/or cause of action it has, or may have, or may claim to have in connection with the matters released hereby and/or the persons and entities released herein, and hereby agrees to indemnify and hold harmless Fed-Mogul, Muzzy-Lyon and the Other Releasing Parties (as defined in the Redemption Agreement) from any and all injuries, harm, damages, penalties, costs, losses, expenses and/or liability or other detriment including all reasonable attorneys’ fees incurred as a result of any and all claims, actions, demands, and/or causes of action of whatever nature or character that may hereafter be asserted by any person or entity claiming by, through or under any Aggregate Releasing Party by virtue of such an assignment or other transfer.
(d)In furtherance of AutoMD’s and each Investor’s intent (other than Muzzy-Lyon) to waive and release any and all claims against Fed-Mogul, Muzzy-Lyon and the Other Releasing Parties (as

defined in the Redemption Agreement), on behalf of themselves and the Aggregate Releasing Parties, whether or not now known to such party, AutoMD and each Investor other than Muzzy-Lyon also expressly waives and releases, on behalf of themselves and the Aggregate Releasing Parties, any and all rights and benefits under Section 1542 of the Civil Code of the State of California, which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.
(e)Each of AutoMD and the Investors other than Muzzy-Lyon, on behalf of themselves and the Aggregate Releasing Parties, acknowledges that it understands that this provision means that, if it later discovers facts different from, or facts in addition to, those facts currently known by it, or believed by it to be true, the waivers and releases of this Agreement will remain effective in all respects-despite such different or additional facts and AutoMD’s and each Investor’s or any Aggregate Releasing Party’s later discovery of such facts, and even if they would not have agreed to these waivers and releases if they had prior knowledge of such facts.
4.Miscellaneous.
(a)Binding Effect. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.
(b)Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by AutoMD, each of the Investors and Fed-Mogul.
(c)Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware.
(d)Counterparts; Facsimile / PDF Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
(e)Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

In Witness Whereof, the parties hereto have executed this Release Agreement as of the date first written above.

AutoMD, Inc. By: /s /Tracey Virtue Name:Tracey Virtue Title:President	Muzzy-Lyon Auto Parts, Inc. By:/s/ Michelle Epstein Taigman Name:Michelle Epstein Taigman Title:Vice President and Secretary

Oak Investment Partners XI, Limited Partnership By: Oak Associates XI, LLC, its General Partner By:/s/ Fred Harman Name: Fred Harman Title: Managing Member

Manheim Investments, Inc. By:/s/ Eric Jacobs Name:Eric Jacobs Title:Vice President

In Witness Whereof, the parties hereto have executed this Release Agreement as of the date first written above.

Sol Khazani Living Trust By:/s/ Sol Khazani Name:Sol Khazani Title:Authorized Signatory

U.S. Auto Parts Network, Inc. By:/s/ Shane Evangelist Name:Shane Evangelist Title:Chief Executive Officer

Federal-Mogul Motorparts Corporation By:/s/ Michelle Epstein Taigman Name:Michelle Epstein Taigman Title:SVP, General Counsel and Secretary